EXHIBIT 99

SUPERIOR BANCORP
REPORTS SECOND QUARTER 2009 RESULTS

·    Deposits up 3.9%: $2.6 billion vs. $2.5 billion from first quarter
·    Loans up 1.7%: $2.4 billion vs. $2.3 billion from first quarter
·    Assets up 2.6%: $3.2 billion vs. $3.1 billion from first quarter
·    Net Interest Margin improves to 3.24% from 3.12% in first quarter
·    “Well-Capitalized” bank with 11.20% total risk-based capital
·      Net loss of $3.8 million; $(0.49) per share
·    Net loss includes $5.8 million in after-tax effect of:
o    Securities impairment (OTTI Charges --  $2.6 million)
o    FDIC special assessment ($0.9 million)
o    Increased allowance for loan losses ($2.3 million)

Birmingham, Alabama, July 27, 2009: Superior Bancorp (NASDAQ: SUPR) today reported its second quarter 2009 results. A summary of its results is provided below and in the attached selected financial data.

	As of and for the Quarters Ended
(Dollars in thousands, except per share data)	June 30, 2009	June 30, 2008
Total assets	$3,215,510	$3,039,558
Total loans, net of unearned income	2,398,471	2,148,751
Total deposits	2,604,558	2,194,107
Stockholders’ equity	246,770	348,785
Net interest income	22,915	21,388
Net (loss) income	(3,762)	841
Net (loss) income available to common stockholders	(4,929)	841
Net (loss) income per common share	(0.49)	0.08
Total branches	77	75

The quarter’s results included three items that impacted otherwise favorable progress that we had made on the earnings front.  These items included charges for non-cash securities impairments on mortgage-backed securities deemed to be other-than-temporary (OTTI) of $4.1 million, an increase the allowance for loan losses above last quarter’s level by $3.6 million, and a special assessment by the FDIC imposed on all banks, of which our share was $1.5 million.  These items aggregated $9.2 million, or $5.8 million after tax.

CEO Stan Bailey stated, “Aside from the  items mentioned above, we are relatively pleased with the underlying trends for the quarter given the economic environment.  We saw a continued improvement in the net interest margin, continued favorable trends in controllable income and expenses, growth in deposits and strong liquidity, all of which are in line with our expectations as outlined in last quarter’s report - in the most difficult economic environment I’ve ever seen in my almost 40 years of banking. Because of the current economic conditions, we have instituted several measures to reduce expenses in coming quarters.  These include the closing of seven of our smaller branches over the next quarter, and a reduction in overhead in certain other administrative units largely accomplished by attrition over the same timeframe.  We anticipate that these measures will reduce expenses by approximately $3.0 million annually. The deposits of the closed branches will be transferred to nearby branches, with little anticipated impact on deposit levels or liquidity.”

Credit Quality Management

Consistent with the continuing economic decline in real estate related credits, our non-performing loans increased during the quarter to $117.7 million, or 4.91% of loans at June 30, 2009, from $74.2 million, or 3.15% at March 31, 2009. This increase was largely driven by three shared national credits totaling $22.4 million and increases in the 1-4 family mortgage portfolio of $6.5 million and real estate construction of $15 million.  Loans in the 30-89 days past due category decreased to 1.50 % of total loans at June 30, 2009 from 2.33% of total loans at March 31, 2009.  Non-performing assets are 4.77% of total assets at June 30, 2009.

Net loan charge-offs decreased slightly to 0.39% as a percentage of average loans during the second quarter of 2009, compared to 0.42% during the first quarter of 2009.  Of the $2.3 million net charge-offs in the second quarter of 2009, Superior Bank’s net charge-offs were $1.8 million, or 0.31% of consolidated average loans, and our two consumer finance companies’ net charge-offs were $0.5 million, or 0.08% of consolidated average loans.

The provision for loan losses was approximately $6.0 million in the second quarter of 2009, increasing the allowance for loan losses to 1.40% of net loans, or $33.5 million at June 30, 2009, compared to 1.27% of net loans, or $29.9 million, at March 31, 2009.

Liquidity and Funding

We continue to make significant progress in reducing reliance on non-customer funding sources for Superior Bank.  This has been one of our key strategic goals, and this quarter’s results are very significant.  We reduced reliance on borrowings and brokered deposits to levels where they are now approximately 8% and 4%, respectively, of the Bank’s funding, as we continue to bring core customer-based deposits in to transform Superior Bank into a leading relationship-based community bank in its markets.

Superior’s branching program contributed significantly to this progress.  To date, new branches have added approximately $400 million in core deposits.  We expect these branches to make continued contributions to our growth in the future, as most of them have yet to reach maturity in their markets.

Second Quarter 2009 Results – Comparison with First Quarter, 2009

Net interest income increased significantly, from $21.3 million to $22.9 million.  The net interest margin for the first quarter of 2009 was 3.12% compared to 3.24% for the second quarter of 2009. This increase is due principally to improved loan and deposit pricing which more than offset the impact of the higher level of non-performing assets. The effect of loans placed on non-accrual on the net interest margin for the second quarter of 2009 is estimated to be 0.11%.

Core noninterest income rose from $5.6 million to $6.6 million, due principally to increases in mortgage banking income and service charge income. Noninterest expense increased to $27.8 million, driven principally by increases in FDIC insurance due to the previously discussed special assessment and foreclosure losses of $1.3 million.

Balance Sheet Growth

Superior Bancorp’s total deposits at June 30, 2009 were $2.6 billion, up 19% from $2.2 billion at June 30, 2008.  Loans increased to $2.4 billion at June 30, 2009, an increase of 12% in the past year, but increased only slightly more than 1% since March 31, 2009.   This slowing of loan growth is consistent with our expectations and policy in the current economy.

Outlook

Bailey concluded, “As the banking industry manages its way through these unprecedented times, it is increasingly clear that capital is of paramount importance.  In this vein, we have raised additional common equity in July to augment the capital ratios of our company.   Our capital ratios were well above the “well-capitalized” level before this equity raise, but the additional equity raised is evidence of our continuing commitment to maintaining  a well-capitalized institution through the current economic cycle.

On the business development front, we remain open for new business.  Our lending standards remain as they have been – open to consideration of sensible business proposals from potential new customers seeking a bank in it for the long-term, with the capabilities to serve all their needs, a local focus and local decision-making authority.  At Superior, it is more than a name – it is what we are!”

About Superior Bancorp

Superior Bancorp is a $3.2 billion thrift holding company headquartered in Birmingham, Alabama. The principal subsidiary of Superior Bancorp is Superior Bank, a southeastern community bank and the third largest U S banking institution headquartered in Alabama.  Superior Bank currently has 77 branches, with 45 locations throughout the state of Alabama and 32 locations in Florida.  Superior Bank also operates 24 consumer finance offices in North Alabama as 1st Community Credit and Superior Financial Services.

 The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf. Some of the disclosures in this release, including any statements preceded by, followed by or which include the words  “may,” “could,” “should,” “will,” “would,” “hope,” “might,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “assume” or similar expressions constitute forward-looking statements. These forward-looking statements, implicitly and explicitly, include the assumptions underlying the statements and other information with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business, including our expectations and estimates with respect to our revenues, expenses, earnings, return on equity, return on assets, efficiency ratio, asset quality, the adequacy of our allowance for loan losses and other financial data and capital and performance ratios. Although we believe that the expectations reflected in our forward-looking statements are reasonable, these statements involve risks and uncertainties which are subject to change based on various important factors (some of which are beyond our control). Such forward looking statements should, therefore, be considered in light of various important factors set forth from time to time in our reports and registration statements filed with the SEC. The following factors, among others, could cause our financial performance to differ materially from our goals, plans, objectives, intentions, expectations and other forward-looking statements: (1) the strength of the United States economy in general and the strength of the regional and local economies in which we conduct operations; (2) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (3) inflation, interest rate, market and monetary fluctuations; (4) our ability to successfully integrate the assets, liabilities, customers, systems and management we acquire or merge into our operations; (5) our timely development of new products and services in a changing environment, including the features, pricing and quality compared to the products and services of our competitors; (6) the willingness of users to substitute competitors’ products and services for our products and services; (7) the impact of changes in financial services policies, laws and regulations, including laws, regulations and policies concerning taxes, banking, securities and insurance, and the application thereof by regulatory bodies; (8) our ability to resolve any legal proceeding on acceptable terms and its effect on our financial condition or results of operations; (9) technological changes; (10) changes in consumer spending and savings habits; (11) the effect of natural disasters, such as hurricanes, in our geographic markets; (12) regulatory, legal or judicial proceedings; (13) the continuing instability in the domestic and international capital markets; (14) the effects of new and proposed laws relating to financial institutions and credit transactions; and (15) the effects of policy initiatives that have been and may continue to be  introduced by the new Presidential administration and related regulatory actions.

Superior Bancorp disclaims any intent or obligation to update forward-looking statements.

More information on Superior Bancorp and its subsidiaries may be obtained over the Internet, http://www.superiorbank.com, or by calling 1-877-326-BANK (2265).

COMPANY CONTACT:

Jim White, Chief Financial Officer, (205) 327-3656

Superior Bancorp and Subsidiaries
Condensed Consolidated Statements of Financial Condition
(Dollars In Thousands)

	June 30,		December 31,
	2009	2008	2008
	(Unaudited)	(Unaudited)
Assets
Cash and due from banks	$80,589	$71,905	$74,162
Interest-bearing deposits in other banks	19,900	4,064	10,117
Federal funds sold	2,426	3,366	5,169
Total cash and cash equivalents	102,915	79,335	89,448
Investment securities available for sale	315,551	356,408	347,142
Tax lien certificates	25,533	25,032	23,786
Mortgage loans held for sale	100,707	29,097	22,040
Loans, net of unearned income	2,398,471	2,148,751	2,314,921
Less: Allowance for loan losses	(33,504)	(27,243)	(28,850)
Net loans	2,364,967	2,121,508	2,286,071
Premises and equipment, net	105,343	103,565	104,085
Accrued interest receivable	16,210	15,857	14,794
Stock in FHLB	18,212	23,412	21,410
Cash surrender value of life insurance	49,174	47,290	48,291
Goodwill and other intangibles	18,873	185,442	21,052
Other real estate	35,206	12,322	19,971
Other assets	62,819	40,290	54,611

Total assets	$3,215,510	$3,039,558	$3,052,701

Liabilities and Stockholders' Equity
Deposits
Noninterest-bearing	$246,724	$221,202	$212,732
Interest-bearing	2,357,834	1,972,905	2,130,256
Total deposits	2,604,558	2,194,107	2,342,988

Advances from FHLB	228,320	405,830	361,324
Federal funds borrowed and security repurchase agreements	2,164	7,218	3,563
Notes payable	45,688	9,500	7,000
Subordinated debentures	60,774	53,571	60,884
Accrued expenses and other liabilities	27,236	20,547	25,703
Total liabilities	2,968,740	2,690,773	2,801,462

Stockholders' Equity
Preferred stock, par value $.001 per share; shares authorized 5,000,000:
Series A, fixed rate cumulative perpetual preferred stock; 69,000 shares issued and
outstanding at June 30, 2009 and December 31, 2008, respectively	-	-	-
Common stock, par value $.001 per share; shares authorized 20,000,000; shares issued
10,438,590, 10,382,410 and 10,403,087, respectively; outstanding 10,111,684, 10,055,879 and 10,074,999, respectively	10	10	10
Surplus - preferred	63,563	-	62,978
- warrants	8,646	-	8,646
- common	329,736	329,087	329,461
Accumulated (deficit) retained earnings	(136,662)	35,094	(129,904)
Accumulated other comprehensive loss	(6,723)	(3,138)	(7,925)
Treasury stock, at cost	(11,333)	(11,364)	(11,373)
Unearned ESOP stock	(353)	(531)	(443)
Unearned restricted stock	(114)	(373)	(211)
Total stockholders' equity	246,770	348,785	251,239

Total liabilities and stockholders' equity	$3,215,510	$3,039,558	$3,052,701

Superior Bancorp and Subsidiaries
Condensed Consolidated Statements of  Operations
(Amounts In Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended		Year Ended
	June 30,		June 30,		December 31,
	2009	2008	2009	2008	2008
	(Unaudited)		(Unaudited)
Interest income
Interest and fees on loans	$35,959	$36,708	$70,911	$74,053	$147,162
Interest on investment securities:
Taxable	3,976	4,143	7,985	8,195	16,310
Exempt from Federal income tax	434	431	863	861	1,716
Interest on federal funds sold	2	18	7	98	122
Interest and dividends on other investments	456	732	818	1,376	2,578

Total interest income	40,827	42,032	80,584	84,583	167,888

Interest expense
Interest on deposits	14,109	16,709	29,002	36,962	68,405
Interest on FHLB advances and other borrowings	2,597	3,016	4,938	5,808	12,104
Interest on subordinated debt	1,206	919	2,400	1,934	4,094

Total interest expense	17,912	20,644	36,340	44,704	84,603

Net interest income	22,915	21,388	44,244	39,879	83,285

Provision for loan losses	5,982	5,967	9,434	7,838	13,112

Net interest income after provision for loan losses	16,933	15,421	34,810	32,041	70,173

Noninterest income
Service charges and fees on deposits	2,524	2,192	4,911	4,296	9,295
Mortgage banking income	2,271	1,031	3,961	2,297	3,972

Total other-than-temporary impairment ("OTTI") losses	(5,853)	NA	(7,631)	NA	NA
Portion of OTTI recognized in other comprehensive income	1,776	NA	3,230	NA	NA

Investment securities (losses) gains	(4,077)	1,068	(4,401)	1,470	(8,453)
Change in fair value of derivatives	(67)	(418)	(266)	632	1,240
Increase in cash surrender value of life insurance	540	555	1,055	1,107	2,274
Gain on extinguishment of liabilities	-	2,918	-	2,918	2,918
Other income	1,340	1,660	2,557	2,888	5,521
		.
Total noninterest income	2,531	9,006	7,817	15,608	16,767

Noninterest expenses
Salaries and employee benefits	12,304	12,058	24,613	24,199	49,672
Occupancy, furniture and equipment expense	4,503	4,120	8,907	8,180	17,197
Amortization of core deposit intangibles	985	896	1,971	1,792	3,585
Goodwill impairment charge	-	-	-	-	160,306
FDIC assessment	1,932	162	2,389	224	1,105
Foreclosure losses	1,323	211	1,573	222	528
Other operating expenses	6,748	5,829	12,406	10,923	22,285

Total noninterest expenses	27,795	23,276	51,859	45,540	254,678

(Loss) income before income taxes	(8,331)	1,151	(9,232)	2,109	(167,738)

Income tax (benefit) expense	(4,569)	310	(4,784)	572	(4,588)

Net (loss) income	(3,762)	841	(4,448)	1,537	(163,150)
Preferred stock dividends and amortization	1,167	-	2,310	-	311
Net (loss) income applicable to common shareholders	$(4,929)	$841	$(6,758)	$1,537	$(163,461)

Basic net (loss) income per common share	$(0.49)	$0.08	$(0.67)	$0.15	$(16.31)
Diluted net (loss) income per common share	$(0.49)	$0.08	$(0.67)	$0.15	$(16.31)

Weighted average common shares outstanding	10,071	10,016	10,062	10,014	10,021
Weighted average common shares outstanding, assuming dilution	10,071	10,056	10,062	10,051	10,021

SUPERIOR BANCORP AND SUBSIDIARIES
UNAUDITED SUMMARY CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share data)

					As of and for the Year
	As of and for the Three Months Ended June 30,		As of and for the Six Months Ended June 30,		Ended December 31,
	2009	2008	2009	2008	2008
Selected Average Balances :
Total assets	$3,182,382	$2,991,343	$3,140,993	$2,944,466	$3,010,045
Total liabilities	2,930,444	2,639,589	2,889,197	2,592,914	2,659,816
Loans, net of unearned income	2,387,078	2,123,039	2,364,676	2,077,884	2,147,524
Mortgage loans held for sale	71,942	31,038	61,091	34,310	25,251
Investment securities	331,839	354,710	337,071	350,939	346,046
Total interest-earning assets	2,866,072	2,562,387	2,833,001	2,517,706	2,576,505
Noninterest-bearing deposits	245,819	219,666	238,722	218,198	218,486
Interest-bearing deposits	2,311,069	1,982,570	2,255,912	1,982,782	2,009,918
Advances from FHLB	241,266	340,655	280,079	293,451	335,393
Federal funds borrowed and security repurchase agreements	2,092	8,187	2,580	8,288	7,513
Subordinated debentures	60,795	53,613	60,823	53,660	55,736
Total interest-bearing liabilities	2,664,339	2,398,221	2,629,548	2,351,394	2,421,892
Stockholders' equity	251,938	351,754	251,795	351,552	350,229

Per Share Data:
Net (loss) income - basic	$(0.49)	$0.08	$(0.67)	$0.15	$(16.31)
- diluted (5)	$(0.49)	$0.08	$(0.67)	$0.15	$(16.31)
Weighted average common shares outstanding - basic	10,071	10,016	10,062	10,014	10,021
Weighted average common shares outstanding - diluted (5)	10,071	10,056	10,062	10,051	10,021
Common book value per share at period end	$17.26	$34.68	$17.26	$34.68	$17.83
Tangible common book value per share at period end	$15.40	$16.24	$15.40	$16.24	$15.74
Preferred shares outstanding at period end	69	-	69	-	69
Common shares outstanding at period end	10,112	10,056	10,112	10,056	10,075

Performance Ratios and Other Data:
Return on average assets(1)	(0.47%)	0.11%	(0.29%)	0.10%	(5.42%)
Return on average tangible assets(1)	(0.48)	0.12	(0.29)	0.11	(5.78)
Return on average stockholders' equity(1)	(5.99)	0.96	(3.56)	0.88	(46.58)
Return on average tangible equity(1)	(6.49)	2.04	(3.87)	1.87	(99.05)
Net interest margin(1)(2)(3)	3.24	3.39	3.18	3.21	3.27
Net interest spread(1)(3)(4)	3.04	3.17	2.98	2.96	3.06
Average loan to average deposit ratio	96.17	97.81	97.24	95.97	97.50
Average interest-earning assets to average
interest-bearing liabilities	107.57	106.85	107.74	107.07	106.38
Intangible assets - goodwill	$-	$162,390	$-	$162,390	$-
- core deposit intangible ("CDI") and other intangibles	18,873	23,053	18,873	23,053	21,052

Assets Quality Ratios:
Nonaccrual loans	$105,356	$37,111	$105,356	$37,111	$54,712
Accruing loans 90 days or more delinquent	12,373	1,859	12,373	1,859	8,033
Other real estate owned and repossessed assets	35,660	12,588	35,660	12,588	20,303
Total nonperforming assets ("NPAs")	153,389	51,558	153,389	51,558	83,048
Restructured loans, not included in total NPAs	19,143	326	19,143	326	2,643
Net loan charge-offs	2,348	1,997	4,779	3,464	7,130
Allowance for loan losses to nonperforming loans	28.46%	69.91%	28.46%	69.91%	45.98%
Allowance for loan losses to loans, net of unearned
income	1.40%	1.27%	1.40%	1.27%	1.25%
NPA to loans plus NPAs, net of unearned income	6.30%	2.39%	6.30%	2.39%	3.56%
NPAs to total assets	4.77%	1.70%	4.77%	1.70%	2.72%
Net loan charge-offs to average loans(1)	0.39%	0.38%	0.41%	0.34%	0.33%
Net loan charge-offs as a percentage of:
Provision for loan losses	39.26%	33.47%	50.66%	44.19%	54.38%
Allowance for loan losses(1)	28.11%	29.48%	28.77%	25.57%	24.71%

(1)- Annualized for the three and six-month periods ended June 30, 2009 and 2008.
(2)-Net interest income divided by average earning assets.
(3)-Calculated on a taxable equivalent basis.
(4)-Yield on average interest-earning assets less rate on average interest-bearing liabilities.
(5)-Common stock equivalents of 67,422 and 77,027 shares were not included in computing diluted earnings per share for the three and six-month periods ending June 30, 2009, respectively, and 65,226 shares for the year ended December 31, 2008 because their effects were antidilutive.